1Q15/FY15 Earnings Release	Page 1 of 4

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces Results for First Quarter of Fiscal 2015
SEATTLE, WA - January 21, 2015 - For the first quarter of fiscal 2015, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $462.8 million, down slightly from $465.3 million in the prior quarter and up 14 percent from $406.5 million in the first quarter of fiscal 2014.
GAAP net income was $89.1 million ($1.21 per diluted share), compared to $94.0 million ($1.26 per diluted share) in the prior quarter and $68.0 million ($0.87 per diluted share) in the first quarter a year ago.
Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income was $114.2 million ($1.55 per diluted share), compared to $116.7 million ($1.57 per diluted share) in the prior quarter and $94.8 million ($1.22 per diluted share) in the first quarter of last year.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“In addition to the seasonal softness we normally experience in the first quarter of a new fiscal year, product sales during the quarter reflected a marked decrease in the number of deals greater than $1 million,” said John McAdam, F5 president and chief executive officer. “While this resulted in slower than expected revenue growth for the quarter, the number of large deals in the current pipeline is encouraging and indicates that we should see a resumption of the recent trend toward larger deals in the second quarter.
“From a product perspective we were also encouraged by the continuing strong growth of software revenue, which increased 44 percent year over year. The growing percentage of software as a component of our product offerings highlights increasing customer demand for hybrid solutions that allow greater flexibility in the deployment of application services within and across data centers and out into the cloud.

1Q15/FY15 Earnings Release	Page 2 of 4

“During the quarter, we launched two new subscription-based offerings: Versafe, which provides real-time protection against malware, phishing, and other cyberthreats; and Defense.Net, a cloud-based service that provides highly scalable protection against distributed denial of service (DDoS) attacks and complements our existing on-premise DDoS protection capabilities. Later this year, we plan to launch a cloud-based version of Application Security Manager (ASM), our popular web application firewall, which will also be available on a subscription basis. Defense.Net, ASM, and Secure Web Gateway, a malware protection service, will be available as part of Silverline, a cloud-based services delivery platform that leverages the scalability and performance of F5 hardware. Response to these new offerings by customers and partners has been very positive and we expect to see sales of these offerings ramp steadily throughout the year,” McAdam said.
For the current quarter, ending March 31, the company has set a revenue goal of $465 million to $475 million with a GAAP earnings target of $1.07 to $1.10 per diluted share and a non-GAAP earnings target of $1.48 to $1.51 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	March 31, 2015

Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High
Net income	$78.6	$80.8
Stock-based compensation expense	$37.5	$37.5
Amortization of purchased intangible assets	$3.2	$3.2
Tax effects related to above items	$(10.6)	$(10.6)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$108.7	$110.9
Net income per share - diluted	$1.07	$1.10
Non-GAAP net income per share - diluted	$1.48	$1.51

Share Repurchase Program
The company also announced today that its board of directors had authorized an additional $750 million for the company's common stock share repurchase program. This new authorization is incremental to the $180.7 million currently unused in the existing program which was initially authorized in October 2010.
Acquisitions for the share repurchase program will be made from time to time in private transactions or open market purchases as permitted by securities laws and other legal requirements. The timing and amounts of any purchases will be based on market conditions and other factors including but not limited to price, regulatory requirements and capital availability. The program does not require the purchase of any minimum number of shares and the program may be modified, suspended or discontinued at any time.

1Q15/FY15 Earnings Release	Page 3 of 4

About F5 Networks
F5 (NASDAQ: FFIV) provides solutions for an application world. F5 helps organizations seamlessly scale cloud, data center, and software defined networking (SDN) deployments to successfully deliver applications to anyone, anywhere, at any time. F5 solutions broaden the reach of IT through an open, extensible framework and a rich partner ecosystem of leading technology and data center orchestration vendors. This approach lets customers pursue the infrastructure model that best fits their needs over time. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5 to stay ahead of cloud, security, and mobility trends. For more information, go to f5.com.
You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, demand for application delivery networking, application delivery services, security, virtualization and diameter products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, diameter and virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

1Q15/FY15 Earnings Release	Page 4 of 4

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Consolidated Statements of Operations entitled “Non-GAAP Financial Measures.”
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F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2014	2014

ASSETS
Current assets
Cash and cash equivalents	$268,954	$281,502
Short-term investments	385,150	363,877
Accounts receivable, net of allowances of $3,526 and $4,958	255,864	242,242
Inventories	27,582	24,471
Deferred tax assets	44,963	42,290
Other current assets	44,344	44,466
Total current assets	1,026,857	998,848
Property and equipment, net	66,636	66,791
Long-term investments	512,538	482,917
Deferred tax assets	1,217	4,434
Goodwill	556,957	556,957
Other assets, net	72,219	75,003
Total assets	$2,236,424	$2,184,950
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$41,223	$43,772
Accrued liabilities	132,685	108,772
Deferred revenue	521,716	484,437
Total current liabilities	695,624	636,981
Other long-term liabilities	23,316	22,718
Deferred revenue, long-term	158,554	152,312
Deferred tax liabilities	3,153	3,629
Total long-term liabilities	185,023	178,659
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 72,673 and 73,390 shares issued and outstanding	5,105	15,753
Accumulated other comprehensive loss	(12,040)	(9,584)
Retained earnings	1,362,712	1,363,141
Total shareholders’ equity	1,355,777	1,369,310
Total liabilities and shareholders’ equity	$2,236,424	$2,184,950

F5 Networks, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
Net revenues
Products	$240,937	$255,461	$218,601
Services	221,856	209,805	187,851
Total	462,793	465,266	406,452
Cost of net revenues (1)(2)
Products	42,070	43,351	37,244
Services	37,278	38,601	35,639
Total	79,348	81,952	72,883
Gross profit	383,445	383,314	333,569
Operating expenses (1)(2)
Sales and marketing	148,816	143,284	134,803
Research and development	70,060	65,401	64,133
General and administrative	32,254	27,148	25,500
Total	251,130	235,833	224,436
Income from operations	132,315	147,481	109,133
Other income, net	2,594	2,323	246
Income before income taxes	134,909	149,804	109,379
Provision for income taxes	45,833	55,783	41,331
Net income	$89,076	$94,021	$68,048

Net income per share — basic	$1.21	$1.27	$0.88
Weighted average shares — basic	73,350	73,817	77,438

Net income per share — diluted	$1.21	$1.26	$0.87
Weighted average shares — diluted	73,857	74,366	77,822

Non-GAAP Financial Measures
Net income as reported	$89,076	$94,021	$68,048
Stock-based compensation expense (3)	30,625	25,159	34,528
Amortization of purchased intangible assets	3,149	3,147	2,086
Tax effects related to above items	(8,629)	(5,585)	(9,899)
Net income excluding stock-based compensation and amortization of purchased intangible assets (non-GAAP) - diluted	$114,221	$116,742	$94,763

Net income per share excluding stock-based compensation and amortization of purchased intangible assets (non-GAAP) - diluted	$1.55	$1.57	$1.22

Weighted average shares - diluted	73,857	74,366	77,822

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,931	$2,591	$3,858
Sales and marketing	12,627	9,521	14,002
Research and development	10,440	9,029	11,638
General and administrative	4,627	4,018	5,030
	$30,625	$25,159	$34,528

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$2,651	$2,651	$1,727
Sales and marketing	486	496	359
General and administrative	12	—	—
	$3,149	$3,147	$2,086

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended
	December 31,
	2014	2013
Operating activities
Net income	$89,076	$68,048
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss (gain) on disposition of assets and investments	7	(59)
Stock-based compensation	30,625	34,528
Provisions for doubtful accounts and sales returns	345	1,168
Depreciation and amortization	13,042	11,437
Deferred income taxes	231	(8,702)
Changes in operating assets and liabilities:
Accounts receivable	(13,967)	(17,746)
Inventories	(3,111)	(25)
Other current assets	(120)	2,189
Other assets	460	(1,876)
Accounts payable and accrued liabilities	26,286	33,611
Deferred revenue	43,521	36,353
Net cash provided by operating activities	186,395	158,926
Investing activities
Purchases of investments	(177,936)	(147,534)
Maturities of investments	120,982	168,026
Sales of investments	2,693	54,660
Decrease (increase) in restricted cash	43	(6)
Acquisition of intangible assets	(1,005)	—
Purchases of property and equipment	(10,319)	(4,980)
Net cash (used in) provided by investing activities	(65,542)	70,166
Financing activities
Excess tax benefit from stock-based compensation	2,638	182
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	16,573	13,188
Repurchase of common stock	(149,980)	(200,000)
Net cash used in financing activities	(130,769)	(186,630)
Net (decrease) increase in cash and cash equivalents	(9,916)	42,462
Effect of exchange rate changes on cash and cash equivalents	(2,632)	(827)
Cash and cash equivalents, beginning of year	281,502	189,693
Cash and cash equivalents, end of year	$268,954	$231,328